EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Finance Trust Announces Third Quarter 2018 Operating Results

New York, November 6, 2018 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S., announced today its financial and operating results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Revenues totaled $74.9 million for the third quarter 2018 as compared to $71.1 million for the second quarter 2018

•
Upsized unsecured corporate credit facility by $125.0 million increasing total commitments to $540.0 million with $260.7 million currently drawn and $98.1 million remaining available for future borrowing as of September 30, 2018

•	Net loss attributable to stockholders of $27.2 million for the third quarter 2018 includes one-time charges relating to the July listing of AFIN on The Nasdaq Global Select Market

•	Adjusted Funds from Operations (“AFFO”) in the third quarter was $24.6 million as compared to $25.8 million in the second quarter

•	Closed on the acquisition of 62 properties for an aggregate contract purchase price of $119.3 million

•
Strong current pipeline includes an additional 71 properties for an aggregate contract purchase price of $104.1 million, totaling $294.5 million in contract purchase price[1] for closed and pipeline acquisitions in 2018 of which 84.0% are occupied by service retail tenants[2]

•	Executed seven new leases and 19 lease renewals/amendments in the quarter totaling 248,619 square feet

•	Robust multi-tenant leasing pipeline of 15 new leases and renewals under negotiation for an additional 183,000 square feet[3]

•	Portfolio 94.2% leased with an 8.6 year weighted-average lease term remaining at September quarter end[4]

•	Rent escalators in 80.1% of leases provide contractually embedded rent growth in existing portfolios

•	78.9% of tenants in single-tenant portfolio and 46.2% of anchor tenants[5] in multi-tenant portfolio rated as investment grade or implied investment grade[6]

Michael Weil, Chief Executive Officer, commented, “With the completion of our first quarter as a publicly traded company we successfully demonstrated our ability to execute on our proven investment strategy. During the quarter we closed on almost $120 million of service retail and well positioned real estate assets leased long term to quality tenants at a weighted-average GAAP capitalization rate7 of 8.3%, a weighted-average going-in capitalization rate of 7.1%8, and 17.3 years of remaining lease term. We are well-positioned to drive shareholder value through embedded rent growth and a steady pipeline of potential acquisitions focused primarily on service retail properties."

Mr. Weil continued, "Our portfolio is 94.2% occupied and averages 1.4%9 annual contractual rent growth with over 80% of our leases containing rent escalators. The long average duration of our leases and high percentage of investment grade or implied investment grade tenants provides a solid foundation for our portfolio to endure and perform through any cycle in the real estate or credit markets. Our 616 single-tenant and multi-tenant service retail properties provide predictable cash flow to support the Company's objectives.”

	Three Months Ended
(In thousands, except per share data)	September 30, 2018	June 30, 2018
Revenues	$74,888	$71,108

Net loss attributable to stockholders	$(27,245)	$(12,041)
Net loss per common share (a)	$(0.26)	$(0.11)

FFO attributable to stockholders (b)	$7,872	$28,257
FFO per common share (a)	$0.07	$0.27

AFFO attributable to stockholders	$24,566	$25,832

(a) All per share data based on 105,905,281 and 105,028,459 diluted weighted-average shares outstanding for the three months ended September 30, 2018 and June 30, 2018, respectively.
(b) The three months ended September 30, 2018 includes one-time charges relating to the July listing of AFIN on The Nasdaq.

Property Portfolio

The Company’s portfolio consisted of 616 net lease properties located in 42 states and comprised 19.2 million rentable square feet leased to 413 unique tenants as of September 30, 2018. Portfolio metrics include:

•	94.2% leased with 8.6 years remaining weighted-average lease term

•	80.1% of leases have contractual rent increases of 1.4% on average based on annualized straight-line rent[10]

•	78.9% of single-tenant portfolio and 46.2% of multi-tenant portfolio anchor tenant annualized straight-line rent derived from investment grade or implied investment grade tenants

•	73.5% retail properties, 13.7% industrial and distribution properties and 12.8% office properties (based on an annualized straight-line rent)

•	67.0% of the retail portfolio focused on either service or experiential retail giving the company strong alignment with "e-commerce resistant" real estate[11]

Portfolio Activity

For the three months ended September 30, 2018, the Company completed the acquisition of 62 properties for an aggregate contract purchase price of $119.3 million.

For the nine months ended September 30, 2018, AFIN has closed on $192.6 million of new acquisitions with a weighted-average 8.3% GAAP capitalization rate and 16.6 year remaining lease term.

The Company’s $104.1 million pipeline of acquisitions as of October 15, 2018 (inclusive of $3.2 million of properties that have closed after September 30, 2018 as well as $12.6 million and $88.3 million that are subject to definitive purchase and sale agreements and non-binding letters of intent, respectively, after September 30, 2018 ) is comprised of 80.6% service retail properties and all acquisitions have closed, or are expected to close before year end, however, there can be no assurance that all these acquisitions will be completed on their current terms, or at all.

The Company was under contract to sell eight occupied SunTrust assets as of October 15, 2018 with a weighted average remaining lease term of 9.3 years at a 5.4% cash cap rate, generating $20.8 million of gross proceeds before closing costs and mortgage payoffs of $7.7 million. These dispositions allow the Company to redeploy the net proceeds into the current acquisition pipeline at attractive cap rates and lease terms at a 7.8% weighted average GAAP cap rate and 17 years remaining lease term. There can be no assurance that all these dispositions will be completed on their current terms, or at all.

Capital Structure and Liquidity Resources

The Company upsized its unsecured corporate credit facility by $125 million increasing total commitments to $540 million. The credit facility was originally entered into in April 2018 and matures in 2023.12 As of September 30, 2018, the Company had a total borrowing capacity under this credit facility of $358.8 million. Of this amount, $260.7 million was outstanding under this facility as of September 30, 2018 and $98.1 million remained available for future borrowing12. As of September 30, 2018, the Company had $60.3 million of cash and cash equivalents. The Company’s net debt13 to gross asset value14 was 38.3%, with net debt of $1.4 billion.

The percentage of fixed rate debt was 82.4% as of September 30, 2018 (including variable debt subject to swap agreements). The Company’s total combined debt had a weighted-average interest rate cost of 4.5%15, resulting in an interest coverage ratio of 3.0 times16.

July 19, 2018 Nasdaq Listing

On July 19, 2018, the Company listed Class A common stock on The Nasdaq Global Select Market. To effect the listing the Company listed only shares of Class A common stock, which represented approximately 50% of its outstanding shares of common stock at the time of the listing (approximately 53 million shares). The Company’s two other classes of outstanding stock outstanding at the time of the listing were Class B-1 common stock, which comprised 25% of the Company’s outstanding shares of common stock at the time of the listing (approximately 26.2 million shares), and Class B-2 common stock, which comprised 25% of the Company’s outstanding shares of common stock at the time of the listing (approximately 26.2 million shares). The Class B-1 common stock automatically converted into Class A common stock and listed on Nasdaq on October 10, 2018 in accordance with its terms. The Class B-2 common stock will automatically convert into Class A common stock to be listed on Nasdaq no later than January 15, 2019, 180 days following the listing date. The Company has declared dividends on shares of each class of common stock beginning in the month of July based on the annualized rate of $1.10 per share, to be paid monthly.

Footnotes/Definitions

1 Inclusive of $190.4 million of properties that have closed as of September 30, 2018, $3.2 million of properties that have closed after September 30, 2018, $12.6 million that are subject to definitive purchase and sale agreements and $88.3 million that are subject to non-binding letters of intent as of October 15, 2018. Contract purchase price does not include capitalized acquisition costs. There can be no assurance that all these acquisitions will be completed on their current terms, or at all.

2 Service retail is defined as single-tenant properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors.

3 Leasing pipeline includes (i) all leases executed by both parties as of October 15, 2018 but after September 30, 2018 and (ii) all leases under negotiation with an executed LOI by both parties as of October 15, 2018. Leasing pipeline includes 11 new leases totaling approximately 171,000 square feet and 4 lease renewals totaling approximately 12,000 square feet. There can be no assurance that such lease will commence. Leasing pipeline should not be considered an indication of future performance.

4 The weighted-average remaining lease term (years) is based on straight-line rent as of September 30, 2018.

5 Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties.

6 As used herein, investment grade includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody’s analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of September 30, 2018. Single-tenant portfolio tenants are 50.0% actual investment grade rated and 28.9% implied investment grade rate. Anchor tenants in the multi-tenant portfolio are 30.5% actual investment grade rated and 15.7% implied investment grade rated.

7 GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average GAAP capitalization rate is based upon square feet.

8 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property. The weighted-average going-in capitalization rate is based upon square feet.

9 Based on annualized straight-line rent as of September 30, 2018. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

10 Calculated using the most recent available lease terms as of September 30, 2018.

11 Experiential retail is defined as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

12 The borrowing capacity and availability for future borrowings under the Company's credit facility is based on the borrowing base thereunder, the pool of eligible otherwise unencumbered real estate assets as September 30, 2018. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the Company's stock on the Nasdaq. In addition, the Company has the right to extend the maturity date to April 2023.

13 Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.

14 Defined as total assets plus accumulated depreciation and amortization as of September 30, 2018.

15 Weighted based on the outstanding principal balance of the debt.

16 The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended September 30, 2018.

Webcast and Conference Call

AFIN will host a webcast and call on November 6, 2018 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the AFIN website, www.americanfinancetrust.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to AFIN’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the AFIN website at www.americanfinancetrust.com.

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In: 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-605-3851
Participant Elite Entry Number: 7428915

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In: 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10125488
*Available one hour after the end of the conference call through February 6, 2019.

About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of AFIN’s website at www.americanfinancetrust.com and on the SEC website at www.sec.gov.

Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018 and subsequent Quarterly Reports on Form 10-Q. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:
Investors and Media:
Email: investorrelations@americanfinancetrust.com
Phone: (866) 902-0063

American Finance Trust, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$635,201	$607,675
Buildings, fixtures and improvements	2,455,512	2,449,020
Acquired intangible lease assets	423,271	454,212
Total real estate investments, at cost	3,513,984	3,510,907
Less: accumulated depreciation and amortization	(440,127)	(408,194)
Total real estate investments, net	3,073,857	3,102,713
Cash and cash equivalents	60,265	107,666
Restricted cash	20,060	19,588
Deposits for real estate acquisitions	650	565
Derivative assets, at fair vale	222	23
Goodwill	1,605	1,605
Deferred costs, net	15,756	8,949
Prepaid expenses and other assets	63,527	50,859
Assets held for sale	28,198	4,682
Total assets	$3,264,140	$3,296,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,212,137	$1,303,433
Credit facility	260,700	95,000
Market lease liabilities, net	95,031	108,772
Accounts payable and accrued expenses (including $1,577 and $3,169 due to related parties as of September 30, 2018 and December 31, 2017, respectively)	37,969	27,355
Deferred rent and other liabilities	7,415	9,421
Dividends payable	9,837	11,613
Total liabilities	1,623,089	1,555,594

Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,250,846 and 105,172,185 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1,063	1,052
Additional paid-in capital	2,412,940	2,393,237
Accumulated other comprehensive (loss) income	222	95
Accumulated deficit	(778,912)	(657,874)
Total stockholders' equity	1,635,313	1,736,510
Non-controlling interests	5,738	4,546
Total equity	1,641,051	1,741,056
Total liabilities and equity	$3,264,140	$3,296,650

American Finance Trust, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	September 30, 2018	June 30, 2018
Revenues:
Rental income	$66,407	$61,765
Operating expense reimbursements	8,481	9,343
Total revenues	74,888	71,108

Operating expenses:
Asset management fees to related party	5,849	5,837
Property operating	13,497	13,157
Impairment charges	1,172	8,563
Acquisition and transaction related	1,186	1,287
Listing fees	4,988	—
Vesting and conversion of Class B Units	15,786	—
Share-based compensation — multi-year outperformance agreement	2,150	—
General and administrative	6,539	6,512
Depreciation and amortization	35,332	35,438
Total operating expenses	86,499	70,794
Operating (loss) income	(11,611)	314
Other income (expense):
Interest expense	(17,017)	(16,042)
Gain on sale of real estate investments	1,328	3,625
Other income	9	38
Total other expense, net	(15,680)	(12,379)
Net loss	(27,291)	(12,065)
Net loss attributable to non-controlling interests	46	24
Net loss attributable to stockholders	$(27,245)	$(12,041)

Basic and Diluted Net Loss Per Share:
Basic and diluted net loss per share attributable to stockholders	$(0.26)	$(0.11)
Basic and diluted weighted-average shares outstanding	105,905,281	105,028,459

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2018	June 30, 2018
Adjusted EBITDA
Net loss	$(27,291)	$(12,065)
Depreciation and amortization	35,332	35,438
Interest expense	17,017	16,042
Impairment charges	1,172	8,563
Acquisition and transaction related	1,186	1,287
Listing fees	4,988	—
Vesting and conversion of Class B Units	15,786	—
Share-based compensation — multi-year outperformance agreement	2,150	—
Gain on sale of real estate investments	(1,328)	(3,625)
Other income	(9)	(38)
Adjusted EBITDA	49,003	45,602
Asset management fees to related party	5,849	5,837
General and administrative	6,539	6,512
NOI	61,391	57,951
Amortization of market lease and other intangibles, net	(5,766)	(2,320)
Straight-line rent	(2,589)	(2,540)
Cash NOI	$53,036	$53,091

Cash Paid for Interest:
Interest expense	$17,017	$16,042
Amortization of deferred financing costs, net and change in accrued interest	(1,734)	(2,126)
Amortization of mortgage premiums on borrowings	857	1,001
Total cash paid for interest	$16,140	$14,917

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	September 30, 2018	June 30, 2018
Net loss attributable to stockholders (in accordance with GAAP)	$(27,245)	$(12,041)
Impairment charges	1,172	8,563
Depreciation and amortization	35,332	35,438
Gain on sale of real estate investments	(1,328)	(3,625)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(59)	(78)
FFO attributable to stockholders	7,872	28,257
Acquisition and transaction related	1,186	1,287
Listing fees	4,988	—
Vesting and conversion of Class B Units	15,786	—
Amortization of market lease and other intangibles, net	(5,766)	(2,320)
Straight-line rent	(2,589)	(2,540)
Amortization of mortgage premiums on borrowings	(857)	(1,001)
Mark-to-market adjustments	—	(48)
Share-based compensation — restricted shares	90	65
Share-based compensation — multi-year outperformance agreement	2,150	—
Amortization of deferred financing costs, net and change in accrued interest	1,734	2,126
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(28)	6
AFFO attributable to stockholders	$24,566	$25,832

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes straight-line rent which is excluded from AFFO. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of the Class B Units and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units, expense related to the multi-year outperformance agreement and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.